Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q3 FY13 FINANCIAL RESULTS
Q3 Non-GAAP EPS In Line with Guidance and Consensus
Trailing Twelve-Month Non-GAAP Digital Net Revenue Up 37% to $1.5 Billion
FIFA 13 Sold Over 12 Million Units Through Q3 FY2013
Battlefield 3 Premium Has 2.9 Million Subscribers To Date

REDWOOD CITY, CA - January 30, 2013 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2012.

“Despite a challenging quarter, we were able to deliver non-GAAP EPS at the high end of our guidance range,” said Chief Executive Officer John Riccitiello. “We are investing for the future wave of growth that we foresee in digital and console.”

“We delivered on non-GAAP EPS by driving high-margin digital revenue and through disciplined expense management,” said Chief Financial Officer Blake Jorgensen.

“EA had six of the top twenty titles in Western markets in 2012, compared to four in 2011,” said Chief Operating Officer Peter Moore. “EA was also the #1 publisher on iOS worldwide for the year.”

Selected Operating Highlights and Metrics:
*On a non-GAAP basis

•	FIFA 13 sold through over 12 million units through the third quarter, a 23% increase versus FIFA 12 in the prior year.

•	FIFA 13 digital net revenue topped $100 million* in the quarter, a 98% increase versus FIFA 12 in the prior year.

•
Total FIFA digital net revenue generated over $230 million* in the first three quarters of fiscal 13, including EA SPORTS FIFA Online 2 and FIFA World Class Soccer that together contributed over $60 million*.

•	Battlefield 3™ Premium generated over $108 million in sales through the third quarter, and has 2.9 million subscriptions to date.

•	EA had six of the top twenty titles in Western World retail markets in 2012, compared to four in 2011, and was the #1 global publisher in the iOS game market for 2012.

•	The Simpsons™: Tapped Out was a top grossing iOS game for the quarter, generating over $23 million* in digital net revenue.

•	EA’s games and services for mobile, including handhelds, have generated approximately $100 million* in the quarter, an 18%* year-over-year increase in digital net revenue.

•
EA’s Origin™ platform for downloading digital games and services has registered over 39 million users, including 17 million mobile users. EA has signed agreements with 86 independent developers for Origin.

•	Trailing twelve-month non-GAAP digital net revenue was up 37% to a record $1.5 billion*.

•	Trailing twelve-month operating cash flow was $378 million, a $135 million improvement versus the prior year.

•
EA repurchased 12.2 million shares at a cost of $157 million in the third fiscal quarter, pursuant to a $500 million Share Repurchase Program announced on July 31, 2012, bringing the total shares repurchased under the current program to 20.6 million shares at a total cost of $265 million.

•	Dead Space™ 3 pre-sells are outpacing Dead Space 2, and Crysis® 3 pre-orders are tracking 40% ahead of Crysis 2.

Q3 Financial Highlights:

For the quarter, non-GAAP net revenue of $1,182 million was below our guidance of $1,250 million to $1,350 million. Non-GAAP diluted earnings per share of $0.57 was above the midpoint of our guidance of $0.50 to $0.60.

(in millions of $, except per share amounts)	Quarter Ended 12/31/12	Quarter Ended 12/31/11
Digital Net Revenue	$321	$274
Publishing Packaged Goods and Other Net Revenue	568	738
Distribution Packaged Goods Net Revenue	33	49
GAAP Total Net Revenue	$922	$1,061

Non-GAAP Digital Net Revenue	$407	$377
Non-GAAP Publishing Packaged Goods and Other Net Revenue	742	1,225
Non-GAAP Distribution Packaged Goods Net Revenue	33	49
Non-GAAP Total Net Revenue	$1,182	$1,651

GAAP Net Loss	$(45)	$(205)
Non-GAAP Net Income	176	334
GAAP Diluted Loss Per Share	(0.15)	(0.62)
Non-GAAP Diluted Earnings Per Share	0.57	0.99

Cash Provided by Operations	$363	$475

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 12/31/12	TTM Ended 12/31/11
GAAP Net Revenue	$3,956	$3,865
GAAP Net Income (Loss)	175	(173)

Non-GAAP Net Revenue	$3,730	$4,204
Non-GAAP Net Income	151	311

Cash Provided by Operations	$378	$243

Q3 FY13 Digital Metrics:

(in millions)	Quarter Ended 12/31/12	Quarter Ended 12/31/11
GAAP Mobile Net Revenue	$86	$70
Non-GAAP Mobile Net Revenue	$99	$83

Business Outlook as of January 30, 2013

The following forward-looking statements, as well as those made above, reflect expectations as of January 30, 2013. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fourth Quarter Fiscal Year 2013 Expectations - Ending March 31, 2013

•	GAAP net revenue is expected to be approximately $1.115 to $1.215 billion.

•	Non-GAAP net revenue is expected to be approximately $1.025 to $1.125 billion.

•	GAAP diluted earnings per share is expected to be approximately $0.92 to $1.12.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.57 to $0.72.

•	For purposes of calculating fourth quarter fiscal year 2013 diluted earnings per share, the Company estimates a share count of 305 million.

•	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):

◦	Non-GAAP net revenue is expected to be approximately $90 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

◦	Approximately $40 million of estimated stock-based compensation;

◦	Approximately $25 million of gain on strategic investments;

◦	Approximately $20 million of acquisition-related expenses;

◦	Approximately $5 million of restructuring charges;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $62 million to $79 million higher than GAAP tax expense.

Fiscal Year 2013 Expectations - Ending March 31, 2013

•	GAAP net revenue is expected to be approximately $3.703 to $3.803 billion.

•	Non-GAAP net revenue is expected to be approximately $3.778 to $3.878 billion.

•	GAAP diluted earnings per share is expected to be approximately $0.18 to $0.38.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.86 to $1.00.

•	For purposes of calculating fiscal year 2013 diluted earnings per share, the Company estimates a share count of 313 million.

•	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):

◦	Non-GAAP net revenue is expected to be approximately $75 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

◦	Approximately $162 million of estimated stock-based compensation;

◦	Approximately $39 million of gain on strategic investments;

◦	Approximately $28 million of acquisition-related expenses;

◦	Approximately $32 million of restructuring charges;

◦	Approximately $20 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $65 million to $82 million higher than GAAP tax expense.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on January 30, 2013 at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2012 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until February 14, 2013 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount

•	Certain non-recurring litigation expenses

•	Change in deferred net revenue (packaged goods and digital content)

•	Loss (gain) on strategic investments

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product and the right to receive either an online service or incremental unspecified digital content in the future as a multiple element arrangement and recognize the revenue on a straight-line basis over the period we expect the consumer to play the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2013 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change.  Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

These forward-looking statements are current as of January 30, 2013. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2012.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 250 million registered players and operates in 75 countries. In fiscal year 2012, EA posted GAAP net revenue of $4.1 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA SPORTS, Origin, Dead Space, The Sims and Need for Speed are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield 3 and Battlefield are trademarks of EA Digital Illusions CE AB. Crysis is a trademark of GmbH. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved.   John Madden, NFL and FIFA are the property of their respective owners and used with permission. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net revenue
Product	$703	$884	$1,886	$2,370
Service and other	219	177	702	405
Total net revenue	922	1,061	2,588	2,775
Cost of revenue
Product	363	477	866	1,088
Service and other	66	75	213	136
Total cost of revenue	429	552	1,079	1,224
Gross profit	493	509	1,509	1,551
Operating expenses:
Marketing and sales	214	269	571	631
General and administrative	68	98	253	260
Research and development	286	325	890	928
Acquisition-related contingent consideration	(45)	(11)	(65)	8
Amortization of intangibles	7	11	21	37
Restructuring and other	2	—	27	17
Total operating expenses	532	692	1,697	1,881
Operating loss	(39)	(183)	(188)	(330)
Gain on strategic investments	14	—	14	—
Interest and other income (expense), net	(8)	(10)	(17)	(13)
Loss before provision for (benefit from) income taxes	(33)	(193)	(191)	(343)
Provision for (benefit from) income taxes	12	12	34	(19)
Net loss	$(45)	$(205)	$(225)	$(324)
Loss per share
Basic and Diluted	$(0.15)	$(0.62)	$(0.72)	$(0.98)
Number of shares used in computation
Basic and Diluted	304	332	313	331

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net loss	$(45)	$(205)	$(225)	$(324)
Acquisition-related expenses	(15)	14	8	70
Amortization of debt discount	5	5	15	9
Change in deferred net revenue (packaged goods and digital content)	260	590	165	434
Gain on strategic investments	(14)	—	(14)	—
Restructuring and other	2	—	27	17
Stock-based compensation	39	48	122	129
Income tax adjustments	(56)	(118)	(3)	(107)
Non-GAAP net income	$176	$334	$95	$228
Non-GAAP earnings per share
Basic	$0.58	$1.01	$0.30	$0.69
Diluted	$0.57	$0.99	$0.30	$0.67
Number of shares used in Non-GAAP computation
Basic	304	332	313	331
Diluted	308	338	315	338

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2012	March 31, 2012 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,158	$1,293
Short-term investments	275	437
Marketable equity securities	59	119
Receivables, net of allowances of $284 and $252, respectively	382	366
Inventories	59	59
Deferred income taxes, net	67	67
Other current assets	229	268
Total current assets	2,229	2,609
Property and equipment, net	550	568
Goodwill	1,724	1,718
Acquisition-related intangibles, net	304	369
Deferred income taxes, net	47	42
Other assets	185	185
TOTAL ASSETS	$5,039	$5,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93	$215
Accrued and other current liabilities	840	857
Deferred net revenue (packaged goods and digital content)	1,213	1,048
Total current liabilities	2,146	2,120
0.75% convertible senior notes due 2016, net	554	539
Income tax obligations	211	189
Deferred income taxes, net	2	8
Other liabilities	168	177
Total liabilities	3,081	3,033
Common stock	3	3
Paid-in capital	2,138	2,359
Accumulated deficit	(302)	(77)
Accumulated other comprehensive income	119	173
Total stockholders’ equity	1,958	2,458
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,039	$5,491
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
OPERATING ACTIVITIES
Net loss	$(45)	$(205)	$(225)	$(324)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquisition-related contingent consideration	(45)	(11)	(65)	8
Depreciation, amortization and accretion, net	66	54	178	148
Net gains on investments and sale of property and equipment	(12)	—	(12)	(12)
Non-cash restructuring charges	—	(3)	7	(3)
Stock-based compensation	39	48	122	129
Change in assets and liabilities:
Receivables, net	256	39	(18)	(176)
Inventories	13	22	—	11
Other assets	14	(18)	14	(81)
Accounts payable	(124)	(93)	(115)	(150)
Accrued and other liabilities	(56)	48	53	50
Deferred income taxes, net	(3)	4	(13)	(44)
Deferred net revenue (packaged goods and digital content)	260	590	165	434
Net cash provided by (used in) operating activities	363	475	91	(10)
INVESTING ACTIVITIES
Capital expenditures	(25)	(44)	(81)	(128)
Proceeds from sale of property and equipment	—	—	—	26
Proceeds from sale of marketable equity securities	25	—	25	—
Proceeds from maturities and sales of short-term investments	124	144	404	463
Purchase of short-term investments	(47)	(195)	(244)	(374)
Acquisition-related restricted cash	—	—	25	—
Acquisition of subsidiaries, net of cash acquired	—	(19)	(10)	(676)
Net cash provided by (used in) investing activities	77	(114)	119	(689)
FINANCING ACTIVITIES
Payment of debt issuance costs	—	—	(2)	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	—	617
Proceeds from issuance of warrants	—	—	—	65
Purchase of convertible note hedge	—	—	—	(107)
Proceeds from issuance of common stock	1	4	19	39
Excess tax benefit from stock-based compensation	—	1	—	4
Repurchase and retirement of common stock	(157)	(41)	(336)	(230)
Acquisition-related contingent consideration payment	(2)	—	(28)	—
Net cash provided by (used in) financing activities	(158)	(36)	(347)	388
Effect of foreign exchange on cash and cash equivalents	5	(13)	2	(26)
Increase (decrease) in cash and cash equivalents	287	312	(135)	(337)
Beginning cash and cash equivalents	871	930	1,293	1,579
Ending cash and cash equivalents	$1,158	$1,242	$1,158	$1,242

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY12	FY12	FY13	FY13	FY13	Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$1,061	$1,368	$955	$711	$922	(13%)
Change in deferred net revenue (packaged goods and digital content)	590	(391)	(464)	369	260
Non-GAAP net revenue	$1,651	$977	$491	$1,080	$1,182	(28%)
Gross Profit
GAAP gross profit	$509	$994	$750	$266	$493	(3%)
Acquisition-related expenses	14	27	15	14	23
Change in deferred net revenue (packaged goods and digital content)	590	(391)	(464)	369	260
Stock-based compensation	—	1	1	—	—
Non-GAAP gross profit	$1,113	$631	$302	$649	$776	(30%)
GAAP gross profit % (as a % of GAAP net revenue)	48%	73%	79%	37%	53%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	67%	65%	62%	60%	66%
Operating Income (Loss)
GAAP operating income (loss)	$(183)	$365	$215	$(364)	$(39)	79%
Acquisition-related expenses	14	36	2	21	(15)
Certain non-recurring litigation expenses	—	27	—	—	—
Change in deferred net revenue (packaged goods and digital content)	590	(391)	(464)	369	260
Restructuring and other	—	(1)	27	(2)	2
Stock-based compensation	48	41	39	44	39
Non-GAAP operating income (loss)	$469	$77	$(181)	$68	$247	(47%)
GAAP operating income (loss) % (as a % of GAAP net revenue)	(17%)	27%	23%	(51%)	(4%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	28%	8%	(37%)	6%	21%
Net Income (Loss)
GAAP net income (loss)	$(205)	$400	$201	$(381)	$(45)	78%
Acquisition-related expenses	14	36	2	21	(15)
Amortization of debt discount	5	5	5	5	5
Certain non-recurring litigation expenses	—	27	—	—	—
Change in deferred net revenue (packaged goods and digital content)	590	(391)	(464)	369	260
Gain on strategic investments	—	—	—	—	(14)
Restructuring and other	—	(1)	27	(2)	2
Stock-based compensation	48	41	39	44	39
Income tax adjustments	(118)	(61)	60	(7)	(56)
Non-GAAP net income (loss)	$334	$56	$(130)	$49	$176	(47%)
GAAP net income (loss) % (as a % of GAAP net revenue)	(19%)	29%	21%	(54%)	(5%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	20%	6%	(26%)	5%	15%
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.62)	$1.20	$0.63	$(1.21)	$(0.15)	76%
Non-GAAP earnings (loss) per share	$0.99	$0.17	$(0.41)	$0.15	$0.57	(42%)

Number of diluted shares used in computation
GAAP	332	332	320	316	304
Non-GAAP	338	332	317	318	308

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY12	FY12	FY13	FY13	FY13	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue
North America	500	653	450	329	409	(18%)
Europe	505	627	435	332	464	(8%)
Asia	56	88	70	50	49	(13%)
Total GAAP Net Revenue	1,061	1,368	955	711	922	(13%)
North America	310	(188)	(265)	179	80
Europe	235	(187)	(174)	171	166
Asia	45	(16)	(25)	19	14
Change In Deferred Net Revenue (Packaged Goods and Digital Content)	590	(391)	(464)	369	260
North America	810	465	185	508	489	(40%)
Europe	740	440	261	503	630	(15%)
Asia	101	72	45	69	63	(38%)
Total Non-GAAP Net Revenue	1,651	977	491	1,080	1,182	(28%)
North America	47%	48%	47%	46%	44%
Europe	48%	46%	46%	47%	51%
Asia	5%	6%	7%	7%	5%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
North America	49%	48%	38%	47%	42%
Europe	45%	45%	53%	47%	53%
Asia	6%	7%	9%	6%	5%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	738	926	592	365	568	(23%)
Wireless, Internet-derived, and Advertising (Digital)	274	419	342	324	321	17%
Distribution	49	23	21	22	33	(33%)
Total GAAP Net Revenue	1,061	1,368	955	711	922	(13%)
Publishing and Other	487	(397)	(446)	379	174
Wireless, Internet-derived, and Advertising (Digital)	103	6	(18)	(10)	86
Change In Deferred Net Revenue (Packaged Goods and Digital Content)	590	(391)	(464)	369	260
Publishing and Other	1,225	529	146	744	742	(39%)
Wireless, Internet-derived, and Advertising (Digital)	377	425	324	314	407	8%
Distribution	49	23	21	22	33	(33%)
Total Non-GAAP Net Revenue	1,651	977	491	1,080	1,182	(28%)
Publishing and Other	69%	68%	62%	51%	62%
Wireless, Internet-derived, and Advertising (Digital)	26%	30%	36%	46%	35%
Distribution	5%	2%	2%	3%	3%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Publishing and Other	74%	54%	30%	69%	63%
Wireless, Internet-derived, and Advertising (Digital)	23%	44%	66%	29%	34%
Distribution	3%	2%	4%	2%	3%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY12	FY12	FY13	FY13	FY13	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	331	454	292	204	277	(16%)
PLAYSTATION 3	314	432	267	150	289	(8%)
Wii	49	20	8	17	20	(59%)
PlayStation 2	7	3	2	6	3	(57%)
Total Consoles	701	909	569	377	589	(16%)
Mobile	70	87	69	75	86	23%
PlayStation Handhelds	14	6	10	14	15	7%
Nintendo Handhelds	15	5	9	8	9	(40%)
Total Mobile and Handhelds	99	98	88	97	110	11%
PC	214	334	276	214	186	(13%)
Other	47	27	22	23	37	(21%)
Total GAAP Net Revenue	1,061	1,368	955	711	922	(13%)
Xbox 360	174	(128)	(186)	144	72
PLAYSTATION 3	179	(210)	(183)	222	95
Wii	3	(7)	(5)	—	—
PlayStation 2	—	—	(1)	1	—
Mobile	13	(3)	9	13	13
PlayStation Handhelds	(2)	10	(4)	7	11
Nintendo Handhelds	9	(5)	(4)	(2)	13
PC	214	(48)	(90)	(16)	56
Change in Deferred Net Revenue (Packaged Goods and Digital Content)	590	(391)	(464)	369	260
Xbox 360	505	326	106	348	349	(31%)
PLAYSTATION 3	493	222	84	372	384	(22%)
Wii	52	13	3	17	20	(62%)
PlayStation 2	7	3	1	7	3	(57%)
Total Consoles	1,057	564	194	744	756	(28%)
Mobile	83	84	78	88	99	19%
PlayStation Handhelds	12	16	6	21	26	117%
Nintendo Handhelds	24	—	5	6	22	(8%)
Total Mobile and Handhelds	119	100	89	115	147	24%
PC	428	286	186	198	242	(43%)
Other	47	27	22	23	37	(21%)
Total Non-GAAP Net Revenue	1,651	977	491	1,080	1,182	(28%)
Xbox 360	31%	33%	31%	29%	30%
PLAYSTATION 3	29%	32%	28%	21%	32%
Wii	5%	1%	1%	2%	2%
PlayStation 2	1%	—	—	1%	—
Total Consoles	66%	66%	60%	53%	64%
Mobile	7%	6%	7%	11%	9%
PlayStation Handhelds	1%	1%	1%	2%	2%
Nintendo Handhelds	1%	—	1%	1%	1%
Total Mobile and Handhelds	9%	7%	9%	14%	12%
PC	20%	25%	29%	30%	20%
Other	5%	2%	2%	3%	4%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Xbox 360	31%	34%	22%	32%	30%
PLAYSTATION 3	30%	23%	17%	34%	32%
Wii	3%	1%	1%	2%	2%
PlayStation 2	—	—	—	1%	—
Total Consoles	64%	58%	40%	69%	64%
Mobile	5%	8%	16%	8%	8%
PlayStation Handhelds	1%	2%	1%	2%	2%
Nintendo Handhelds	1%	—	1%	1%	2%
Total Mobile and Handhelds	7%	10%	18%	11%	12%
PC	26%	29%	38%	18%	21%
Other	3%	3%	4%	2%	3%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data and headcount)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY12	FY12	FY13	FY13	FY13	Change
CASH FLOW DATA
Operating cash flow	475	287	(244)	(28)	363	(24%)
Operating cash flow - TTM	243	277	307	490	378	56%
Capital expenditures	44	44	31	25	25	(43%)
Capital expenditures - TTM	149	172	171	144	125	(16%)
BALANCE SHEET DATA
Cash and cash equivalents	1,242	1,293	919	871	1,158	(7%)
Short-term investments	406	437	444	351	275	(32%)
Marketable equity securities	143	119	76	93	59	(59%)
Receivables, net	526	366	111	643	382	(27%)
Inventories	69	59	60	71	59	(14%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	1,439	1,048	584	953	1,213
Less: Beginning of the quarter	849	1,439	1,048	584	953
Change in deferred net revenue (packaged goods and digital content)	590	(391)	(464)	369	260
STOCK-BASED COMPENSATION
Cost of goods sold	—	1	1	—	—
Marketing and sales	7	8	7	8	7
General and administrative	11	7	9	9	7
Research and development	30	25	22	27	25
Total Stock-Based Compensation	48	41	39	44	39
EMPLOYEES	9,043	9,158	9,225	9,224	9,370	4%